Exhibit 10.2

AGREEMENT

This Agreement is entered into as of April 1, 2010 (the “Agreement”), by and between Clear Skies Solar, Inc. (the “Company”) and J. Ceasar Galarza (“JCG”), for the purpose of JCG providing legal services to the Company.

In consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned agree as follows:

1.

JCG will provide legal services to the Company on such matters as the Company may refer to him, and he shall continue to provide legal services on the matters previously referred to him by the Company.

2.

JCG will bill the Company monthly for the number of hours of work performed in the prior calendar month at an hourly rate to be agreed upon.

3.

The Company will pay JCG’s invoices by issuing to him shares of its $.001 par value common stock (“Stock”) valued at 100% of the average closing price of one share of Stock during the last ten trading days on the market where the Stock is regularly traded of the month in which the services were rendered.

4.

The Company shall register 500,000 shares of its common stock on a Form S-8 to cover the issuances under this Agreement.  The registration statement shall be filed promptly upon execution of this Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

CLEAR SKIES SOLAR, INC.

J. CEASAR GALARZA

By: /s/ Ezra Green

/s/ J Caesar Galarza

Name: Ezra Green

J. Caesar Galarza

Title: Chief Executive Officer